UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported):
August 25, 2008
COCA-COLA BOTTLING CO. CONSOLIDATED
(Exact name of registrant as specified in its charter)

Delaware	0-9286	56-0950585

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)
4100 Coca-Cola Plaza, Charlotte, North Carolina 28211
(Address of principal executive offices)      (Zip Code)
(704) 557-4400
(Registrant’s telephone number, including area code)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Effective August 25, 2008, Coca-Cola Bottling Co. Consolidated (the “Company”) entered into Amendment No. 1 (the “Amendment”) to its existing amended and restated $200 million revolving credit agreement, dated as of March 8, 2007 (the “Credit Agreement”), with Citibank, N.A., as administrative agent, and the banks named therein, as lenders.
Under terms of the Credit Agreement, extraordinary items as defined by Generally Accepted Accounting Principles are excluded from consideration in the calculation of financial covenants. This Amendment clarifies that charges incurred by the Company resulting from the Company’s withdrawal from the Central States, Southeast and Southwest Areas Pension Fund (the “Pension Fund”) will be excluded from the calculation of the financial covenants under the Credit Agreement, provided the charges will be excluded only to the extent they are recognized before March 31, 2009 and do not exceed $15 million.
As previously disclosed by the Company, the Company has reached a tentative settlement agreement with a collective bargaining unit and employees in Mobile, Alabama, which would allow the Company to fund agreed-upon obligations to the Pension Fund and cease making any future contributions to the Pension Fund, while preserving the pension benefits previously earned by the employees. The Company anticipates recording a pre-tax charge of approximately $13 million to $15 million in the third quarter of 2008 related to the withdrawal from the Pension Fund.
Except as described above, all other provisions of the Credit Agreement remain in full force and effect.
Cautionary Information Regarding Forward-Looking Statements:
This Report on Form 8-K includes forward-looking statements regarding the Company’s tentative settlement with a collective bargaining unit and employees in Mobile, Alabama and anticipated charges in the third quarter of 2008 resulting from the Company’s withdrawal from the Pension Fund. These statements and expectations are subject to future events and uncertainties that could cause anticipated events not to occur or actual results to differ materially from anticipated results. These events and uncertainties include an unexpected change in the timing and costs of the plans, perhaps materially, if the assumptions underlying the Company’s estimates prove inaccurate. The forward-looking statements in this Form 8-K are also subject to other risks and uncertainties, including those described in the Company’s Annual Report on Form 10-K for the year ended December 30, 2007 under Part I, Item 1A, “Risk Factors.” The Company undertakes no obligation to update or revise any forward-looking statements contained in this Form 8-K as a result of new information or future events or developments.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COCA-COLA BOTTLING CO. CONSOLIDATED (REGISTRANT)
Date: August 29, 2008	BY:	/s/ James E. Harris
James E. Harris
Principal Financial Officer of the Registrant and Senior Vice President and Chief Financial Officer